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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-45028, 333-66292, 333-53965 and 333-37013) and
on Forms S-8 (Nos. 333-74258, 333-74264, 333-59372, 333-92337, 333-80501,
333-85107 and 333-26015) of Verso Technologies, Inc. (formerly Eltrax Systems, Inc.) of our report dated February 28, 2000, except for discontinued operations reclassifications and revisions, the dates for which are July 19, 2000 and March 31, 2002, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 31, 2002